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                               EXHIBIT INDEX


(g)(1) Redacted copy of Automatic YRT Reinsurance Agreement between IDS Life Insurance Company and Reinsurer, dated June 29, 2001 and identified as Treaty Number 1795 is filed electronically herewith.

(g)(2) Redacted copy of Amendment to Automatic YRT Agreement dated June 29, 2001 and identified as Treaty Number 1795, between IDS Life Insurance Company and reinsurer, effective January 1, 2005 is filed electronically herewith.

(g)(3) Redacted copy of Amendment to Automatic and Facultative Reinsurance Agreement dated April 29, 1999 between IDS Life Insurance Company and Reinsurer is filed electronically herewith.

(g)(4) Redacted copy of Automatic YRT Reinsurance Agreement between IDS Life Insurance Company and Reinsurer, dated June 29, 2001 and identified as Treaty Number 0094-2849 is filed electronically herewith.

(g)(5) Redacted copy of Automatic YRT Reinsurance Agreement between IDS Life Insurance Company and Reinsurer, dated June 29, 2001 and identified as Agreement Number 7125-1 is filed electronically herewith.

(g)(6) Redacted copy of Addendum No. 1 between IDS Life Insurance Company and Reinsurer, dated June 29, 2001 and identified as Number 7125-1 is filed electronically herewith.

(g)(7) Redacted copy of Addendum No. 2 between IDS Life Insurance Company and Reinsurer, dated June 29, 2001 and identified as Number 7125-1 is filed electronically herewith.

(k)      Consent and Opinion of Counsel is filed electronically herewith.

(l)      Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A.,
         Vice President, Insurance Product Development is filed electronically herewith.

(m)(1) Calculation of Illustrations for Succession Select is filed electronically herewith as Exhibit (m)(1).

(n) Consent of Independent Registered Public Accounting Firm for Succession Select is filed electronically herewith.

(r)(3) Power of Attorney to sign amendments to this Registration Statement dated Dec. 5, 2005 is filed electronically herewith.